Exhibit 99.1

Inspired Entertainment, Inc. Appoints Simona Camilleri as General Counsel

NEW YORK, March 19, 2024 (GLOBE NEWSWIRE) — Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware, and services, today announced the transition of its General Counsel position with the appointment of Simona Camilleri. Dr. Camilleri will succeed Carys Damon effective July 1, 2024. Ms. Damon will continue her role as Corporate Secretary.

Dr. Camilleri brings nearly two decades of experience to Inspired, with a strong legal background in various fields including iGaming, payments regulation, fintech, blockchain, negotiation, privacy law, mergers & acquisitions, and licensing. The Company will benefit from her wealth of knowledge.

“We are thrilled to welcome Simona as Inspired’s General Counsel. I have had the pleasure of working with her at Scientific Games UK Group and know firsthand the value she will brings to our organization. Simona’s expertise in both the commercial, legal, and regulatory side of gaming will be invaluable for Inspired as we continue to build our business globally. Additionally, we are grateful that Carys, after twelve years of devoted service with Inspired, will continue service as Corporate Secretary. Her guidance has been instrumental in our success, and we look forward to her continued contributions,” said Brooks Pierce, President and Chief Executive Officer of Inspired.

Dr. Camilleri has an extensive background in the legal and compliance field, holding various leadership roles at companies such as Sportingtech, Casumo, Payhound, Booming Games, and the Betclic Everest Group, among others. Additionally, she has served on the Board of Gaming Malta and as an Executive Committee Member (Chairperson) for the Remote Gaming Business Section at the Malta Chamber of Commerce. Her experience also includes roles as UK Counsel for Scientific Games, Global Draw, and Games Media. After graduating from the University of Malta with an LLD, Dr. Camilleri continued her education at University College London, where she read for a Master of Laws (Commercial Law – LLM).

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across land-based and mobile channels around the world. Inspired’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. Inspired operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for more than 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; digital games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 gaming terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date and Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2022, and in subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov and on Inspired’s website at www.inseinc.com.

Contacts:

Investor Relations

IR@inseinc.com

+1 646 277 1285

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inspiredsales@inseinc.com

www.inseinc.com

@Inspired_News